UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2018

Owens & Minor, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (804) 723-7000
Not applicable
(former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2018, Richard A. Meier, Executive Vice President & Chief Financial Officer of Owens & Minor, Inc. (the “Company”), announced on May 31, 2018 that he would be leaving the Company to pursue other opportunities. Mr. Meier’s employment with the Company ended on July 25, 2018 and effective August 16, 2018, Mr. Meier and the Company entered into an executive Separation Agreement and General Release filed herewith (the “Agreement”). Under the terms of the Agreement, subject to his non-revocation thereof and his compliance with the restrictive covenants therein described below, Mr. Meier will be eligible to receive the benefits provided by the Company upon a “Severance Event” pursuant to the Officer Severance Policy (see Exhibit 10.4 to the Company’s Current Report on Form 8-K dated and filed with the SEC on May 9, 2018) (the “Severance Policy”). Additionally, the Company has agreed to reimburse Mr. Meier for legal fees in an amount up to $35,000 incurred in connection with the negotiation and execution of the Agreement. Further, a portion of Mr. Meier’s unvested time-based restricted stock will vest in accordance with the “termination without cause” treatment under the applicable equity award agreements (the form of which was included as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 4, 2016).
The Agreement also contains a customary release of claims as well as restrictive covenants, including a non-competition covenant, a non-solicitation covenant and a non-disparagement covenant, each with a duration through the 18-month period immediately following July 25, 2018, and a confidentiality covenant. In addition, the Agreement reaffirms certain rights of indemnification.
The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)Exhibits.

10.1	Executive Separation Agreement and General Release, dated as of August 16, 2018, by and between Richard A. Meier and Owens & Minor Medical, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: August 22, 2018	By:	/s/ Nicholas J. Pace
		Name:	Nicholas J. Pace
		Title:	Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Executive Separation Agreement and General Release, dated as of August 16, 2018, by and between Richard A. Meier and Owens & Minor Medical, Inc.